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                                                                    EXHIBIT 11.1

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                         THREE MONTHS ENDED
                                                                                           MARCH 31, 1995
                                                                                           --------------
PRIMARY EARNINGS PER SHARE

    Net loss    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (18,717,000)
                                                                                         ================
    Shares
         Weighted average number of common shares issued  . . . . . . . . . . . . .            52,480,298
         Less weighted average treasury stock . . . . . . . . . . . . . . . . . . .              (109,192)
         Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds
           from exercise of such options . . . . . . . . . . . . . . . . . . . . . . . .              ---   *
                                                                                         ----------------
         Weighted average number of common shares outstanding, as adjusted  . . . .            52,371,106
                                                                                         ----------------

    Net loss per share    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          (0.36)
                                                                                         ================



FULLY DILUTED EARNINGS PER SHARE

    Net loss    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (18,717,000)
    Plus interest expense on Convertible Debentures   . . . . . . . . . . . . . . .                   ---   **
                                                                                         ----------------
    Adjusted net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    (18,717,000)
                                                                                         ================

    Shares
         Weighted average number of common shares issued  . . . . . . . . . . . . .            52,480,298
         Less weighted average treasury stock . . . . . . . . . . . . . . . . . . .              (109,192)
         Assuming exercise of options reduced by the number of common shares which could have been purchased with the proceeds from exercise of
           such options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   ---   *
         Assuming conversion of Convertible Debentures into common shares . . . . .                   ---   **
                                                                                         ----------------
         Weighted average number of common shares outstanding, as adjusted  . . . .            52,371,106
                                                                                         ----------------

    Net loss per share    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $          (0.36)
                                                                                         ================




* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of adjusted net loss and weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.